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                                 EXHIBIT INDEX

8.3 Participation Agreement by and among MFS Variable Insurance Trust, American Centurion Life Assurance Company, IDS Life Insurance Company of New York and Massachusetts Financial Services Company, dated June 15, 2006.
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Endeavor Select Variable Annuity
10.2 Consent of Independent Auditors for RiverSource(R) Innovations Select Variable Annuity
10.3 Consent of Independent Auditors for RiverSource(R) Innovations Variable Annuity
13.1 Power of Attorney for RiverSource Life Insurance Co. of New York dated Jan. 2, 2007